Exhibit 99.1
Numerex Corp. Contact:
Alan Catherall
770 485-2527

PRESS RELEASE

FOR IMMEDIATE RELEASE

NUMEREX REPORTS SECOND QUARTER 2006 FINANCIAL RESULTS

Q2 Revenues of $12.9 Million, with EPS of $0.07

ATLANTA, July 27, 2006 - Numerex Corp. (NASDAQ: NMRX), a leader in M2M data communications, today announced financial results for the second quarter of 2006 and year-to-date results, reporting net earnings of $883,000 compared to $240,000 for the comparable period of 2005. Basic and fully diluted earnings per share were $0.07 for the second quarter of 2006 and $0.11 year-to-date. This compares to basic and fully diluted earnings per share of $0.02 for the second quarter of 2005 and basic and fully diluted losses per share of $(0.02) for the first six months of 2005. Net income for the second quarter of 2006, excluding stock-based compensation expenses, was $982,000 (“non-GAAP income”) compared to $240,000 for the comparable quarter in 2005 using the same non-GAAP income measurement. Basic and fully diluted earnings per share for the second quarter of 2006, calculated using non-GAAP income, was $0.08 compared to $0.02 for the same quarter in 2005. All non-GAAP information is reconciled in the “Non-GAAP Condensed Consolidated Statement of Operations” table attached.

"The Company continued to execute its strategy to be the leader in the wireless M2M communications marketplace while maintaining a disciplined focus on costs," said Stratton Nicolaides, Chairman and CEO of Numerex. "We achieved this level of operating results despite higher selling, general and administrative expenses and marketing costs associated with our new product development efforts. We expect that our SG&A expense will continue to represent a lower percentage of revenues through the balance of the year."

Key financial results for the second quarter and first six months of 2006 compared to the second quarter and first six months of 2005:
Three Months Ended                       Six Months Ended
    June 30,                June 30,
                          2006           2005          % Increase              2006                2005

Net Revenues (millions)                  $12.90       $ 7.40         75%       $ 24.7       $13.50
Net Earnings (millions)                   $ 0.88         $ 0.24       267%        $   1.36     $(0.24)
Net EPS                          $ 0.07         $ 0.02       250%       $    0.11     $(0.02)
Non-GAAP Earnings (millions)              $ 0.98         $ 0.24    309%        $   1.70     $(0.24)
Non-GAAP EPS             $ 0.08     $ 0.02       300%        $   0.14     $(0.02)

Net revenues in the second quarter of 2006 were $12.9 million compared to $7.4 million reported for the same quarter last year, representing 75% year over year growth. Revenues increased 8.4% sequentially from $11.9 million in the first quarter of 2006, which included the full impact of the acquisition of Airdesk announced in January 2006. Total revenues of $12.9 million, exceeded the revenue guidance range of $12.0 million to $12.5 million issued in April earlier this year due to strength in the wireless M2M business.

Wireless M2M revenues were $11.2 million compared to $5.0 million for the second quarter of 2005 and $10.4 million for the first quarter of 2006. This increase in revenues largely is attributable to increased M2M product sales during the quarter. Uplink, the Company’s wireless security group, continued to benefit from the launch of its new digital product lines posting both increased product revenue and another record quarter for network activations. The Company’s Airdesk division, its wireless M2M sales and delivery organization, also produced record quarterly revenues compared to prior periods with strong sales of wireless modules.

“The Company once again posted a better than expected revenue performance as a result of continued healthy growth in our wireless M2M business” said Stratton Nicolaides, Chairman and CEO of Numerex. We have also successfully transitioned our product lines to our digital networks and integrated platforms. In addition, we have established new distribution channels to market through our recently announced relationships with Telcel and US Cellular that we expect will only add to our existing pipeline of future opportunities for our M2M wireless business.”

Highlights of second quarter key events are as follows:
•
The Company secured $10 million of debt funding from Laurus Master Fund, Ltd. with proceeds to be used to retire certain acquisition-related debt, enhance working capital and make strategically beneficial acquisitions, when and if identified.

•	Announced a key relationship with Telcel, Mexico’s largest cellular operator, to market, sell, and distribute its M2M products and services throughout Telcel’s territories.
•
Announced an agreement with US Cellular to transition US Cellular’s analog data customers to its digital CDMA network, in addition to marketing and distributing its wireless products and services throughout US Cellular territories.

•	Reported its fifth successive profitable quarter with record wireless M2M product and service revenues compared to prior periods.

Gross margins for the second quarter of 2006 were 36.2% compared to 44.2% for the comparable period in 2005 and 35.4% for the prior sequential quarter. As previously reported, the year over year decrease in gross margin was a result of the Airdesk acquisition producing a higher mix of lower margin product revenues compared to higher margin service revenues. The margin improvement compared to the first quarter of 2006 is partly due to stronger digital Uplink product price performance as well as an increase in wireless data service revenues.

Operating expenses were $3.7 million for the current quarter compared to $2.9 million during the second quarter of 2005 and $3.5 million for the first quarter of 2006. Operating expenses continue to increase at a slower pace than revenue growth. Operating expenses as a percentage of revenue declined to 28% in the second quarter of 2006, from 30% in the prior quarter and almost 40% in the comparable quarter of 2005 resulting in an improvement in operating margin to 7.5%. In accordance with Financial Accounting Standard No. 123 the Company recorded non-cash stock option compensation costs of $99,000, which is included in reported operating expenses.

At the beginning of June, the Company announced that it had entered into a $10 million financing arrangement with the Laurus Master Fund, Ltd. to provide additional funds for general corporate purposes, including the potential funding of strategic initiatives, if and when such initiatives or opportunities are identified. As a result of this transaction, net interest expense, including the non-cash fair value of the warrants and interest income, was $69,000 for the quarter compared to $93,000 for the second quarter of 2005. The Company’s total debt level is now $11.2 million including $1.2 million from the Airdesk acquisition. Primarily as a result of the financing transaction, cash and short-term investments at June 30, 2006 exceed $12.6 million compared to $3.4 million at March 31, 2006. In addition, the Company’s current ratio (defined as current assets divided by current liabilities) is now approximately 2 to 1 compared with 1.3 to 1 at March 31, 2006. At June 30, 2006, shareholders’ equity also improved over 7% to $33.4 million compared to March 31, 2006.

Mr. Nicolaides, concluded, “As a result of an expected continuation of a strong momentum in our wireless M2M business, the launch of our new digital products, expanded distribution, and favorable market trends, we estimate total revenues to range between $12.7 million and $13.2 million for the third quarter of 2006 with continued profitability.”

Conference Call and Web cast Information
Numerex will conduct a conference call on July 27th at 11:00 A.M., Eastern Daylight Time, accessible by calling (888) 394-1600 in the U.S. and Canada, or (973) 582-2867 internationally. A live web cast of the call will also be available via Numerex’s web site at http://www.nmrx.com, under the Investor Relations section and http://viavid.net. A replay of the conference call will be available until August 27, 2006 via both web sites or by dialing (877) 519-4471 in the US and Canada or (973) 341-3080 for International callers. The pass code for the replay is 7639280.

About Numerex

Numerex Corp. (NASDAQ: NMRX) is a leader in providing wireless fixed and mobile machine-to-machine (M2M) solutions, as well as a broad range of reliable, competitive network services and technology. A single-source provider for M2M requirements, Numerex enables real-time wireless data communications, monitoring, tracking, and service management tailored to the needs of each application, customer and industry, from vehicle location and tracking, to vending, to security and utilities. Wireless M2M network services and solutions are delivered through the Airdesk Wireless division. Wireless security solutions are delivered through the Uplink Security division. In addition to its core M2M business, Numerex markets proprietary digital multimedia and collaboration products to the educational and distance learning markets. It also provides networking and integration services to major telecommunications companies. Numerex primarily serves customers throughout the United States, Canada and Latin America. The Company is headquartered in Atlanta, Georgia. Website www.nmrx.com

This press release contains, and other statements may contain, forward-looking statements with respect to Numerex future financial or business performance, conditions or strategies and other financial and business matters, including expectations regarding growth trends and activities in the wireless data business. Forward-looking statements are typically identified by words or phrases such as "believe," "expect," "anticipate," "intend," "estimate," "assume," "strategy," "plan," "outlook," "outcome," "continue," "remain," "trend," and variations of such words and similar expressions, or future or conditional verbs such as "will," "would," "should," "could," "may," or similar expressions. Numerex cautions that these forward-looking statements are subject to numerous assumptions, risks and uncertainties, which change over time. These forward-looking statements speak only as of the date of this press release, and Numerex assumes no duty to update forward-looking statements. Actual results could differ materially from those anticipated in these forward-looking statements and future results could differ materially from historical performance.

The following factors, among others, could cause actual results to differ materially from forward-looking statements or historical performance: the failure to realize improvements on our digital multimedia and networking business; variations in quarterly operating results, delays in the development, introduction, integration and marketing of new wireless products and services; customer acceptance of products and services; changes in the sales mix between products and services, economic conditions; changes in financial and capital markets; the inability to attain revenue and earnings growth in our wireless data business; changes in interest rates; inflation; the introduction, withdrawal, success and timing of business initiatives and strategies; competitive conditions; the inability to realize revenue enhancements; and extent and timing of technological changes. Numerex’s SEC reports identify additional factors that can affect forward-looking statements.

NUMEREX CORP.
CONSOLIDATED BALANCE SHEET
(In thousands, except share information)
	June 30,	December 31,
	2006	2005
	(Unaudited)
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$12,580	$2,821
Short-term investments	64	1,538
Accounts receivable, less allowance for doubtful accounts of $639 at June 30, 2006 and $704 at December 31, 2005:	10,933	6,046
Inventory	3,325	1,694
Prepaid expenses and other current assets	606	517
TOTAL CURRENT ASSETS	27,508	12,616

Property and Equipment, Net	1,118	986
Goodwill, Net	18,241	15,014
Other Intangibles, Net	6,955	6,268
Software, Net	1,460	1,020
Other Assets	469	444
TOTAL ASSETS	$55,751	$36,348

LIABILITIES AND SHAREHOLDERS’ EQUITY
CURRENT LIABILITIES
Accounts payable	$7,664	$3,911
Other current liabilities	2,775	2,326
Note payable, current	1,822	490
Deferred revenues	1,658	1,056
Obligations under capital leases, current portion	94	58
TOTAL CURRENT LIABILITIES	14,013	7,841

LONG TERM LIABILITIES
Obligations under capital leases and other long term liabilities	146	60
Note Payable	8,532	718
TOTAL LONG TERM LIABILITIES	8,678	778

SHAREHOLDERS’ EQUITY
Preferred stock - no par value; authorized 3,000,000; none issued	-	-
Class A common stock - no par value; authorized 30,000,000; issued 15,002,341 shares at June 30, 2006 and 14,033,877 shares at December 31, 2005	42,990	40,050
Additional paid-in-capital	2,181	1,136
Treasury stock, at cost, 2,391,400 shares on June 30, 2006 and December 31, 2005	(10,197)	(10,197)
Class B common stock - no par value; authorized 5,000,000; none issued	-	-
Accumulated other comprehensive income (loss)	(23)	(8)
Accumulated deficit	(1,892)	(3,252)
TOTAL SHAREHOLDERS' EQUITY	33,059	27,729
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$55,751	$36,348

Numerex Corp.
Condensed Consolidated Statement of Operations
(In thousands, except per share data)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,

	2006	2005	2006	2005
Net sales:
Product	$8,273	$3,526	$15,871	$6,147
Service	4,620	3,837	8,864	7,393
Total net sales	12,892	7,363	24,735	13,540

Cost of product sales (excluding depreciation)	6,716	2,505	12,890	4,690
Cost of services (excluding depreciation and amortization)	1,471	1,548	2,905	2,802
Depreciation and amortization	40	53	84	91
Gross Profit	4,666	3,257	8,857	5,957
	36.2%	44.2%	35.8%	44.0%

Selling, general, and administrative expenses	2,938	2,094	5,733	4,253
Research and development expenses	280	286	575	554
Bad debt expense	83	101	81	159
Depreciation and amortization	395	438	844	905
Operating earnings (loss)	970	338	1,624	86

Interest income and (expense), net	(69)	(93)	(218)	(279)
Other income and (expense), net	(3)	(1)	(1)	(4)
Earnings (loss) before income taxes	898	244	1,406	(197)

Provision for income taxes	15	4	46	43
Net earnings (loss)	$883	$240	$1,360	$(240)

Basic earnings (loss) per common share	$0.07	$0.02	$0.11	$(0.02)
Diluted earnings (loss) per common share	$0.07	$0.02	$0.11	$(0.02)
Number of shares used in per share calculation
Basic	12,307	10,903	12,275	10,870
Diluted	13,021	11,957	12,944	10,870

Numerex Corp.
Supplemental Sales Information
(in thousands)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2006	2005	2006	2005
Net sales:
Wireless Data Communications
Product	$7,810	$2,474	$15,103	$4,784
Service	3,402	2,531	6,511	5,078
Sub-total	11,211	5,005	21,614	9,862

Digital Multimedia, Networking and Wireline Security
Product	463	1,052	768	1,363
Service	1,218	1,306	2,353	2,315
Sub-total	1,681	2,358	3,121	3,678

Total net sales
Product	8,273	3,526	15,871	6,147
Service	4,620	3,837	8,864	7,393
Total net sales	$12,892	$7,363	$24,735	$13,540

Numerex Corp.
Condensed Consolidated Statement of Operations
(In thousands, except per share data)
(Unaudited)

	Three Months Ended			Six Months Ended
	June 30, 2006			June 30, 2006
	GAAP		Non-GAAP	GAAP		Non-GAAP
	Results	Adjustments	Results	Results	Adjustments	Results
Net sales:
Product	$8,273		$8,273	$15,871		$15,871
Service	4,620		4,620	8,864		8,864
Total net sales	12,892		12,892	24,735		24,735

Cost of product sales (excluding depreciation)	6,716		6,716	12,890		12,890
Cost of services (excluding depreciation and amortization)	1,471		1,471	2,905		2,905
Depreciation and amortization	40		40	84		84
Gross Profit	4,666		4,666	8,857		8,857
	36.2%		36.2%	35.8%		35.8%

Selling, general, and administrative expenses	2,938	(99)	2,839	5,733	(199)	5,534
Research and development expenses	280		280	575		575
Bad debt expense	83		83	81		81
Depreciation and amortization	395		395	844		844
Operating earnings (loss)	970	99	1,069	1,624	199	1,823

Interest income and (expense), net	(69)		(69)	(218)	137	(81)
Other income and (expense), net	(3)		(3)	(1)		(1)
Earnings (loss) before income taxes	898	99	997	1,406	336	1,742

Provision for income taxes	15		15	46		46
Net earnings (loss)	$883	$99	$982	$1,360	$336	$1,696

Basic earnings (loss) per common share	$0.07		$0.08	$0.11		$0.14
Diluted earnings (loss) per common share	$0.07		$0.08	$0.11		$0.13
Number of shares used in per share calculation
Basic	12,307		12,307	12,275		12,275
Diluted	13,021		13,021	12,944		12,944

(a) These Unaudited non-GAAP Consolidated Statements of Operations are for informational purposes only and are not presented in accordance with GAAP. The adjustments necessary to provide a direct reconciliation of the non-GAAP to the GAAP basis consolidated statements of operations exclude stock option expense and the conversion feature associated with debt converted to equity earlier this year.

###